Exhibit B, 24(v)

     United Energy a.s., with its registered office in Most - Komorany, Teplarenska 2, postal code 434 03

                                              BOARD OF DIRECTORS

                                          OF THE JOINT STOCK COMPANY

                                              United Energy, a.s.

                       pursuant to Article 39 paragraph 5 of the Articles of Association executed

                            the full Articles of Association of United Energy, a.s.
                         with its registered office in Most - Komorany, Teplarenska 2, postal code 434 03
                                   approved by the Founder on April 28, 1992

                                  as follows from changes and amendments made

                        by the Ordinary General Meeting's decision on October 15, 1992, by the Ordinary General Meeting's decision on January 21, 1993, by the Ordinary General Meeting's decision on July 28, 1993, by the Ordinary General Meeting's decision on May 27, 1994, by the Extraordinary General Meeting's decision on December 20, 1995, by the Ordinary General Meeting's decision on May 31, 1996, by the Ordinary General Meeting's decision on May 28, 1997, by the Extraordinary General Meeting's decision on February 20, 1998, by the Ordinary General Meeting's decision on June 24, 1998, by the Extraordinary General Meeting's decision on September 28, 1998 and by the Extraordinary General Meeting's decision on June 29, 2000, on the basis of other legal facts (Section 173(4) of the Commercial Code)
    with an execution of the valid full Articles of Association by the Board of Directors on April 26, 2001
                        and a decision of the Ordinary General Meeting on June 28, 2001 and a decision of the Ordinary General Meeting on June 27, 2002

                                            ARTICLES OF ASSOCIATION

                                of the joint stock company United Energy, a.s.
                with its registered seat at Most - Komorany, Teplarenska 2, postal code 434 03 dated April 28, 1992, as amended
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                                                 CHAPTER O N E

                                              GENERAL PROVISIONS

                                                   Article 1
                                  Commercial Name and the seat of the Company

(1)      Commercial Name: United Energy, a.s.

(2)      Company identification number: 46 70 81 97

(3)       Seat: Most - Komorany, Teplarenska 2, postal code 434 03

(4)      Legal form of the legal entity: joint stock company

(5)      Tax identification number: 206 -46708197

(6)      The Company has been established for an indefinite period of time.

(7)      The  Company  was  formed on May 1,  1992 and is  recorded  in part B,  insert  242 of the  Commercial
         Register, at the District Court in Usti nad Labem, as the competent Registration Court.

                                                   Article 2
                                      Company Scope of Business Activity

(1)      The Company scope of business activity includes:

        1.       Generation of electricity.

        2.       Electricity trade.

        3.       Generation of heat.

        4.       Distribution of heat.

        5.       Generation  of heat and  distribution  of heat which is not  subject to  license,  realized  from heat sources and installed capacity over 50 kW per one source.

        6.       Engineering activity in capital construction.

        7.       Waste management (except the dangerous waste).

        8.       Business activity in dangerous waste management.

        9.       Providing software and hardware and software counseling.

        10.      Road truck transport.

        11.      Road passenger transport.

        12.      Revisions and tests of specified pressure equipment.

        13.      Accommodation.

        14.      Activity of business, financial, organizational and economic advisors.

        15.      Bookkeeping.

        16.      Services in  administration  management  and  organizational  and  economic  services for physical and legal persons.

        17.      Performance of activities in the field of safety and health protection at work.

        18.      Wholesale trade.

        19.      Specialized retail trade.

        20.      Warehousing and manipulation with freight.

        21.      Real estate activity.

        22.      Washing, ironing, pressing, repair and maintenance of clothing, home textiles and personal goods.

        23.      Technical/Organizational activity in fire protection.

        24.      Graphical and drawing activities.

        25.      Service and assembly of metering devices.

        26.      Lease and lending of movables.

        27.      Data processing, databanks services and networks administration.

        28.      Activity of technical advisers in environmental and ecological areas.

        29.      Intermediation of business.

        30.      Intermediation of services.

        31.      Treatment and distribution of industrial water.

(2)      The Company, as an entrepreneur, undertakes business activity:

        a)       based on Act on Business  Conditions and Public  Administration in the Energy Sectors and on Amendment
                 to Other Laws (the "Energy Act"),  No.  458/2000 Coll., , as amended (items 1 through 4 of Paragraph 1 of this Article of the Articles of Association),

        b)       based on Trade  Licensing  Act, No.  455/1991  Coll.,  as amended items 5 through 31 of Paragraph 1 of this Article of the Articles of Association.

                                                 CHAPTER T W O

                                   THE COMPANY REGISTERED CAPITAL AND SHARES

                                                   Article 3
  The Company registered capital and the extent to which it has been paid up and the method of paying up the issue price of shares including the consequences of breaching the duty to pay up the subscribed shares on time

(1)      The total value of  Company's  registered  capital is CZK  1,912,932,200  (in words one  billion  nine hundred and twelve million nine hundred thirty two thousand two hundred Czech crowns).

(2)      The extent to which the  registered  capital has been paid up in the amount  mentioned  in paragraph 1 of this Article of the Articles of Association: 100 per cent.

(3)      At every  increase of the registered  capital,  the share premium and 50 per cent of the nominal value of shares subscribed by monetary  contributions and all nonmonetary (in-kind) investment  contribution have to be paid prior to their record into the Commercial  Register.  The remaining shares  subscribed by monetary  contributions  have to be paid no later than in one year from the record of the  increase of registered capital into the Commercial Register.

(4)      If the  subscriber  does not pay the issue rate of subscribed  shares or its due part, he is called on by the Board of Directors to pay it in allowed time of 60 days from delivery of the notice.

(5)      When the duty to pay the issue rate of subscribed  shares or its due part is breached,  the subscriber shall pay 20 per cent (in words: twenty per cent) of the due amount per year.

                                                   Article 4
                                                    Shares

(1)      The Company  registered  capital  mentioned in Article 3 Paragraph 1 is  distributed  into  10,072,541 shares (in words ten million seventy two thousand five hundred forty one shares).

(2)      Type of shares: common stock, no special rights are connected with these shares.

(3)      Form of shares: bearer shares.

(4)      Value of shares:  the Company  registered capital is divided into 1,006,309 (in words: one million six thousand  three hundred nine) shares with the nominal  value CZK 1,000 (in words:  one thousand  Czech crowns) and into  9,066,232 (in words:  nine million sixty six thousand two hundred thirty two) shares with the nominal value CZK 100 (in words: one hundred Czech crowns).

(5)      The sum of share nominal values corresponds to the amount of the Company registered capital.

(6)      Number of votes  connected  with one  share:  one  share  with  nominal  value CZK 1,000 (in words one thousand  Czech  crowns)  is  connected  with the right to apply 10 votes (in words ten  votes) at the
         General  Meeting,  one  share  with  nominal  value CZK 100 (in words one  hundred  Czech  crowns)  is connected with the right to apply 1 vote (in words: one vote).

(7)      Form of shares: uncertificated shares.

(8)      The shares are accepted to be traded in public.  The following  ISIN was assigned to the shares as the listed securities:

        a)       ISIN:  CS0008458659  to the shares with the nominal value of CZK 1,000 (in words:  one thousand  Czech crowns),

        b)       ISIN:  CZ0005113308  to the shares with the  nominal  value of CZK 100 (in words:  one  hundred  Czech crowns)

(9)      The bearer shares are  unrestrictedly  transferable.  The rights attached to an uncertificated  bearer share  are  exercised  by a person  recorded  in  files of  uncertificated  securities  pursuant  to a specific act.

                                                   Article 5
                                         List of Company shareholders

The list of shareholders  owning  uncertificated  Company shares is substituted by the files of  uncertificated securities recorded in compliance with a specific act by the Securities Center (Securities Issuer Register).

                                               CHAPTER T H R E E

                           INCREASE AND REDUCTION OF THE COMPANY REGISTERED CAPITAL
                                  (CHANGES IN THE COMPANY REGISTERED CAPITAL)

                                                   Article 6
                                   Increasing the Company Registered Capital

(1)      The increase of the Company  registered  capital is governed by the provision of Section 202 et seq of the Commercial Code.

(2)      The Company can increase the registered capital as follows:

         (a)      increase of registered capital by subscription of new shares,

         (b)      by a conditional increase of registered capital,

         (c)      by the increase of registered capital from own Company sources,

         (d)      by a combined increase of registered capital,

         (e)      by increase of registered capital by decision of the Board of Directors.

(3)      General  Meeting or the Board of Directors  decides on the  increase of  registered  capital  based on delegation  by the  General  Meeting  in  compliance  with the  Commercial  Code and the  Articles  of
         Association.

(4)      The effects of the increase of  registered  capital  start on the day of the record of its amount into the Commercial Register.

(5)      The terms and the  procedure  of the  conditional  increase of  registered  capital is governed by the provision of Section 160 and Section 207 of the  Commercial  Code. If the General  Meeting  decided to issue  convertible or priority  bonds, it shall  simultaneously  accept the resolution on the increase of registered  capital in such extent, in which convertible  rights from convertible bonds or priority
         rights from priority bonds   (Article 3 Paragraph 1 of the Articles of Association) can be applied.

(6)      The Board of Directors  can be authorized by a resolution  of the General  Meeting,  to decide,  under the terms  specified  by the  Commercial  Code and the  Articles of  Association,  on the  increase of registered  capital by means of a share  subscription or from the Company's equity,  with exception of retained  profit,  but by no more than one-third of the existing  amount of registered  capital in the time when the  General  Meeting  authorized  the Board of  Directors  to  decide  on the  increase  of registered capital ("the authorization to increase the registered  capital").  The Board of Directors'
         authorization  to increase the  registered  capital  replaces  the decision of the General  Meeting to increase the registered  capital.  The authorization must specify nominal value, type, form and format of shares that shall be issued to increase the registered capital. The Board of Directors,  within the scope of such  authorization,  may increase the  registered  capital even more than once, if the total amount of such registered  capital increase does not exceed the fixed limit. If the Board of Directors is  authorized  to  decide  on  the  increase  of the  registered  capital  by  means  of  nonmonetary contributions,  the authorization to increase  registered capital must also contain the specification, which  Company body shall decide on the  valuation of a  nonmonetary  contribution  based on an expert opinion,  such expert or experts  having been  appointed  pursuant to Section 59(3) of the  Commercial
         Code.

(7)      A notarial deed shall be made on the Board of  Directors'  decision.  The Board of Directors  decision to increase the  registered  capital is recorded into the Commercial  Register.  An  authorization  to increase  registered  capital shall not be recorded into the  Commercial  Register.  The provisions of
         Sections 203 through 209 of the  Commercial  Code shall apply to the procedure to increase  registered capital pursuant to Paragraph 6 of this Article as appropriate.

(8)      The  authorization  to increase the  registered  capital may be  conferred  for a period of up to five years after the day when the General  Meeting,  which resolved to authorize the increase of registered capital, was held.

                                                   Article 7
                       Rules of the Procedure of the Company Registered Capital Increase

The following rules have to be observed at registered capital increase

a)       the  General  Meeting  decides  on the  increase  of the  registered  capital  based  on the  Board of
         Directors' proposal, or the Board of Directors based on the authorization of the General Meeting,

b)       the invitation to, or notice of, a General Meeting shall also include,  in addition to the particulars under section 184(5) of the Commercial  Code, at least the information  under Section 202(2) to (4) of the Commercial Code.

c)       by 30 days  from the  resolution  of the  General  Meeting,  the  Board  of  Directors  shall  file an application for its entry in the Commercial Register,

d)       resolution  on the entry shall be published by the Board of  Directors  without  undue delay after its entry into the Commercial Register,

e)       resolution of the General  Meeting on increase of the registered  capital is performed by the Board of
         Directors,

f)       in case of breach of the duty to pay the issue rate of subscribed  shares the subscriber  pays the due interest in accordance with Article 3 Paragraph 4 of the Articles of Association,

g)       the  Board of  Directors  shall  file an  application  for entry of the new  amount of the  registered capital into the  Commercial  Register.  The effects of the registered  capital  increase start on the day of such entry.

                                                   Article 8
                                  Reduction of the Company Registered Capital

(1)      The reduction of the Company  registered capital is possible only based on the decision of the General
         Meeting.  Reduction of the  registered  capital is governed by the  provisions of Sections 211 through
         216b of the Commercial Code.

(2)      The Company can reduce its registered capital as follows:

         a)       by decreasing the nominal value of shares and interim certificates,

         b)       by withdrawing shares from circulation on the basis of a drawing of lots,

         c)       by withdrawal of shares from circulation on the basis of a public proposal,

         d)       by abandonment of a share issue.

(3)      The value of the  Company  registered  capital  can not be  reduced  under  the level set by law,  CZK
         2,000,000 (in words two million Czech crowns).

(4)      The  reduction  of the  registered  capital  may not impair the  creditors'  ability to recover  their receivables.

                                                   Article 9
                       Rules of the Procedure of the Company Registered Capital Reducing

(1)      On the Company  registered  capital reducing by withdrawing shares from the market the procedure shall follow the following rules:

         a)       based on drawing (Section 213b of the Commercial Code) the procedure is as follows:

                  -        the  Company  shall  issue an order to number  shares to the  Securities  Center and simultaneously  shall  ask for a  statement  from  the  registry  of  uncertificated securities  which must also contain the share numbers,

                  -        no later than ten days from the day when the order for shares  numbering was issued, the Board of Directors shall secure the choice of shares by drawing,

                  -        the course and  results of the choice by drawing  with  publishing  of drawn  shares shall be certified by a notarial deed,

                  -        the Board of Directors  shall  announce the results of drawing in the way set by law and by Article 20 Paragraph 5 of the Articles of  Association  and the  announcement has to comprise the particulars mentioned in Section 213b(3) of the Commercial Code,

                  -        the Company is obliged to pay at least such a  consideration  for the drawn  shares, which is set in accordance  with the rules set in Section  186a(4) of the Commercial
                           Code,

                  -        the Board of Directors  shall inform the  Securities  Center about the drawing  results  together with the order to cancel the numbering of not drawn shares,

                  -        the Board of Directors  shall file an  application  for entry of such new value of Company  registered capital in the Commercial Register,

                  -        after the new value of the  Company  registered  capital has been  entered  into the
                           Commercial  Register,  the Board of Directors shall issue an order to the Securities
                           Center  to  cancel  the  drawn  shares.  An  extract  from the  Commercial  Register documenting  entry of the reduced amount of the Company  registered  capital must be enclosed with the company's order.

         b)       based on the public offer (Section 213c of the Commercial Code) the procedure is as follows:

                  -        Shares  may be  withdrawn  from the  market on the  basis of a public  offer for the purchase  of  shares  or for the  withdrawal  of shares  from the  market  without a consideration,

                  -        the  provisions  of Section  183a of the  Commercial  Code shall apply to the public offer for the  purchase of shares and public  offer for free share  withdrawal  from the market as appropriate,

                  -        if this  offer is  accepted,  the  Board  of  Directors  shall  give an order to the
                           Securities  Center to hold up rights to dispose with those shares,  regarding  which the offer was accepted,

                  -        the Board of Directors,  based on authorization of the General Meeting,  shall issue proposal  for the  record  of the new  value  of the  registered  capital  into  the
                           Commercial  Register in such an extent,  in which the public  offer of contract  was accepted by the shareholders,

                  -        after the record of the registered  capital value into the  Commercial  Register the
                           Board of Directors  without undue delay shall give an order to the Securities Center to cancel  shares,  which were  bought by the Company  based on the public  offer of contract.

(2)      The procedure of Company registered capital reducing is as follows:

         a)       the General  Meeting  decides about the  registered  capital  reducing  based on the Board of
                  Directors' proposal,

         b)       also the particulars  mentioned in Section 211(1) of the Commercial Code are mentioned in the announcement  on holding the General  Meeting in addition  to the  particulars  mentioned  in
                  Section 184(5) of the Commercial Code,

         c)       The  resolution of the General  Meeting to reduce the Company's  registered  capital shall be entered in the Commercial  Register.  The petition for such entry shall be filed by the Board of Directors within 30 days of the General Meeting's resolution,

         d)       the  resolution  on the entry is published by the Board of Directors in the way  specified in
                  Article 20 Paragraph 5 of the Articles of  Association,  without  undue delay after its entry into the Commercial Register,

         e)       the resolution of the General  Meeting to reduce the  registered  capital is exercised by the
                  Board of Directors,

         f)       The  Board of  Directors  is  obligated  to  notify  in  writing,  within  30 days  after the resolution of the General  Meeting on reduction of registered  capital became  effective with respect to third  parties,  the extent of the  reduction of  registered  capital to all known creditors  whose  claims  against  the company  arose  prior to the day when this  resolution became effective with respect to third parties, the aforesaid  notification including also an invitation to submit their claims under  provision of Section 215(3) of the Commercial  Code.
                  The Board of  Directors  shall secure the  publishing  of General  Meeting's  decision on the registered  capital  reduction after its entry into the Commercial  Register,  at least twice with a thirty-day  interval by the way mentioned in Article 20 Paragraph 5 of the Articles of
                  Association,  and with a notice for creditors that they announce their  receivables  pursuant to provision of Section 215(3) of the Commercial Code.

         g)       the  Board of  Directors  shall  file an  application  for entry of such  registered  capital reduction  in the  Commercial  Register  in the  deadline  mentioned  in  Section  216 of the
                  Commercial Code.

                                                CHAPTER F O U R

                                             SHAREHOLDERS' RIGHTS

                                                  Article 10
                The right to participate in the General Meeting and to vote at it, the method of voting

(1)      The shareholders exercise their rights concerning the Company management at the General Meeting.

(2)      The  shareholder  is entitled  to vote in the General  Meeting,  either  personally  or by means of an individual  or a  legal  entity  - a proxy  -  based  on the  power  of  attorney  with  shareholder's
         authenticated   signature  under  the   simultaneous   meeting  of  the  condition  of   shareholder's
         participation in the General Meeting (Article 18 of the Articles of Association).

(3)      At the General  Meeting,  shareholders  vote by means of voting  slips,  which are signed by them with simultaneous  putting down of their number of shares.  The details of voting are  mentioned in General
         Meeting rules of procedure and voting, approved by the General Meeting.

                                                CHAPTER F I V E

                                                COMPANY BODIES

                                                  Article 11
                                                Company Bodies

(1)      The Company bodies are as follows:

         a)       the General Meeting,

         b)       the Board of Directors,

         c)       the Supervisory Board.

(2)      The General  Meeting can establish  other Company bodies by changing the Articles of  Association.  In such case the  decision of the General  Meeting must  contain a specified  number of its members,  and also specification of their powers and way of their decision making.

                                                   Division I

                                                GENERAL MEETING

                                                  Article 12
                                         Status of the General Meeting

(1)      The supreme Company body is the General Meeting. It consists of all its present shareholders.

(2)      The General  Meeting is competent to decide about all matters,  which are entrusted to its  competence by the law or the Articles of Association.

(3)      The General Meeting decides by means of its resolutions,  which are obligatory for the Company and its bodies.

                                                  Article 13
                                         Powers of the General Meeting

(1)      It is within the powers of the general meeting to:

         a)     decide to modify  the  Articles  of  Association  unless  it is a change  as a  consequence  of registered  capital  increase  by  the  Board  of  Directors  pursuant  to  Section  210 of the
                Commercial Code or a change as a consequence of other legal facts,

         b)     decide to increase or reduce the  registered  capital or to  authorize  the Board of  Directors pursuant  to Section 210 of the  Commercial  Code or to set off a  receivable  from the company against a receivable relating to the amount of an issue price,

         c)     decide to issue bonds,

         d)     elect and recall Board of Directors' members,

         e)     elect and recall  Supervisory  Board's members and other bodies' members set by the Articles of
                Association,  with the exception of Supervisory  Board members elected  pursuant to Section 200 of the Commercial Code,

         f)     approve  the  ordinary  or  extraordinary   financial  statements  and  consolidated  financial
                statements and in cases set by law also the interim financial statements,  and to decide on the profit distribution, the making good of a loss and determination of directors fee (emoluments),

         g)     decide on the financial remuneration of Board of Directors' and Supervisory Board's members,

         h)     decide to apply for the listing of the company's  participating  securities  under another Act, or to revoke their listing,

         i)     decide to wind up the  Company  in  conjunction  with its  liquidation,  to  appoint  and  recall  the liquidator,  including  determining the amount of the  liquidator's  remuneration,  approve the plan for distribution of the liquidation remainder,

         j)     decide on Company merger,  transfer of business assets to a sole shareholder or on division,  and/or a change of legal form,

         k)     decide  whether to conclude a contract if its object is the transfer of an  enterprise or its part, or lease of an  enterprise  or its part,  or whether to conclude  such  contract with a controlled person,

         l)     approve a controlling  agreement  (Section 190b of the Commercial Code), the profit transfer agreement
                (Section 190a of the Commercial Code) and a silent partnership agreement and their amendments,

         m)     decide on other matters,  which the  Commercial  Code or the Articles of  Associations  entrust to the
                General Meeting's competence.

(2)      The General  Meeting may not  reserve  the right to decide on a matter  which  neither the law nor the
         Articles of Association entrust to its competence.

                                                  Article 14
                                       Convening of the General Meeting

(1)      The  General  Meeting  is held at least once a year,  however no later than on June 30 of the  current calendar  year,  and is called by the Board of  Directors,  possibly  its member under  conditions  of
         Section 184(3) of the Commercial Code.

(2)      The  Supervisory  Board  convenes  the General  Meeting if it is required  by Company  interests,  and proposes  necessary  measures at the  General  Meeting.  Provisions  of Section 184 through 190 of the
         Commercial Code are valid for General Meeting convocation as appropriate.

(3)      If the General Meeting is convened by the Supervisory  Board,  the Board of Directors has to cooperate adequately  (especially  it is  obligated  to apply for an  abstract  from the  statutory  registry of uncertificated (book-entry) securities - securities issuer register).

(4)      The day specified for  participation  at General Meeting is the seventh calendar day before the day of holding the General  Meeting  (Article 18  Paragraph 1 of the Articles of  Association).  The Board of
         Directors is obligated to apply for an abstract  from the  statutory  registry of  securities  (record from  securities  issuer  register)  as valid on the  decisive  day. In case of a  substitute  General
         Meeting,  the Board of Directors shall apply for an abstract from securities  issuer register (Article
         19 Paragraph 8 of the Articles of Association).

(5)      The Board of  Directors is obligated  to publish the  announcement  on holding the General  Meeting at least 30 days prior to holding  the  General  Meeting,  namely in one  nation-wide  distributed  daily newspapers - Hospodarske noviny. If, in the meantime,  this daily stops to be distributed  nation-wide or stops to be a daily or stops to be  distributed  at all,  the  announcement  on holding the General
         Meeting  shall be  published in another  nation-wide  distributed  daily.  Then,  the nearest  General
         Meeting, shall determine another daily distributed nation-wide daily for this purpose.

(6)      The announcement on holding the General Meeting contains at least the following data:

         a)       commercial company and  seat of the Company,

         b)       venue, date and hour of the General Meeting,

         c)       whether  it is an  ordinary,  extraordinary  or  substitute  General  Meeting  that is  being convened,

         d)       the agenda of the General Meeting,

         e)       the decisive day for participation in the General Meeting.

(7)      The main data in the financial  statements  with specifying the time and place, in which the financial statements can be seen by Company  shareholders,  is part of the  announcement  on holding the General
         Meeting,  on  which  the  ordinary,  extraordinary  and  consolidated  financial  statements  shall be approved.  If  the  change  in the  Articles  of  Association  is on  General  Meeting's  agenda,  the announcement  on holding the General  Meeting  must at least  characterize  the  principle of proposed changes and the proposal of changes in the Articles of Association  must be open to public  inspection on the  Company  registered  seat  within  the  period  set  for  convening  the  General  Meeting.  A shareholder  has the right to ask for mailing a copy of the  proposal of the  Articles of  Association on own  costs  and on own  account.  The  shareholders  must be  notified  about  these  rights in the announcement on holding the General Meeting.

(8)      After  holding one General  Meeting,  another  General  Meeting  must not be held  earlier than in two business days.

(9)      The venue,  date and time of holding the General Meeting must be determined in such a manner as not in any way to prevent shareholders attending at the General Meeting.

                                                  Article 15
                   Convocation of an Extraordinary General Meeting in case of the Request of
                                        Qualified Shareholders Minority

(1)      The  shareholder  or  shareholders  of the  Company,  whose  registered  capital  is  higher  than CZK
         100,000,000,  who have shares,  which total value exceeds 3 per cent of the  registered  capital,  and further the shareholder or shareholders of the Company,  whose  registered  capital is CZK 100,000,000 and lower, who have shares,  whose total nominal value exceeds 5 per cent of registered  capital,  can ask the Board of Directors to call an  extraordinary  General Meeting to discuss the proposed  matters
         (Section 181(1) of the Commercial Code).

(2)      The Board of Directors shall convene an Extraordinary  General Meeting so that it takes place no later than 40 days from the day, when the Board of Directors  received the request for its convocation.  The deadline  mentioned  in  Section  184(4) of the  Commercial  Code and  Article 14  Paragraph  5 of the
         Articles of  Association  is being  shortened  to 15 days.  The Board of  Directors is not entitled to change the proposed  agenda.  The Board of Directors is entitled to amend the agenda only with consent of persons,  who requested to convene the Extraordinary  General Meeting pursuant to Section 181(1) of the Commercial Code and paragraph 1 of this Article of the Articles of Association.

(3)      Revocation or change of date of holding of an extraordinary  General Meeting on a later date, convened according  to Section  181,  is  regulated  by Section  184(7) of the  Commercial  Code and Article 17
         Paragraph 2 of the Articles of Association.

                                                  Article 16
                       Convocation of an Extraordinary General Meeting in a Special Case

The Board of Directors  shall  convene a General  Meeting,  without  undue  delay,  when it  ascertains  that a settlement of a loss shown in any of the financial  statements from the company's  disposable funds would still leave an unsettled amount  representing  half of the registered  capital of the company,  or this result may be expected  with  respect  to all  circumstances,  or if the  board  establishes  that  the  company  has  become insolvent,  and propose to the general  meeting that the company be wound up, or another measure to be adopted, unless a specific legislative regulation provides otherwise.

                                                  Article 17
                      Revocation of the General Meeting or Change of Date of its Holding

(1)      The General  Meeting  can be revoked or the date of its  holding can be changed for a later date.  The revocation  of the General  Meeting or the change of the date of its holding  have to be  announced in the way set by law and the Articles of  Association  concerning  convocation  of the General  Meeting, one week  prior  to the  announced  date of its  holding  at the  latest,  otherwise  the  Company  is obligated to pay to the  shareholders  who came according to the original  announcement,  the expenses reasonably incurred.

(2)      The extraordinary  General Meeting convened pursuant to Section 181 of the Commercial Code (Article 15 of the Articles of  Association)  can be revoked or the date of its holding can be changed for a later date only if the  mentioned  shareholders  ask for it. When a new date of holding the General  Meeting is set, the deadline  pursuant to Section 184(4) of the Commercial  Code or pursuant to Section 181(2)
         of the same act must be met.

                                                  Article 18
                                     Participation in the General Meeting

(1)      Every  shareholder  who is  mentioned  in  abstract  from the  statutory  registry  of  uncertificated
         (book-entry)  securities as valid on the decisive day  (statement  from  securities  issuer  register)
         [Article 5, Article 14  Paragraph 4 and  Paragraph 6 letter e) of the  Articles of  Association],  has the right to participate at the General Meeting.

(2)      The  shareholder  (an  individual  is entitled to  participate  at General  Meeting and to perform his rights  personally at the General Meeting.  The shareholder  (legal entity) is entitled to participate at the General Meeting and to perform  personally  its/his rights by means of an authorized  member of its/his statutory body.

(3)      When  performing his rights at the General Meeting the shareholder is entitled to be represented by an individual or a legal entity  (proxy).  For this purpose the shareholder  (principal)  shall provide a written  power of  attorney  to the proxy,  which has to contain  the scope of proxy's  authorization, otherwise it is void.  The proxy is obliged to deliver the power of attorney to the persons  mentioned in Article  21  Paragraph  2 of the  Articles  of  Association  prior to the  record  into the list of persons  present.  Members  of the  Company  Board of  Directors  or  Supervisory  Board  can not be a
         shareholder's proxy.

(4)      The present  shareholders  are recorded into the list of persons  present,  which contains  Commercial
         Name or name and  registered  seat of the legal  entity or the name and address of the natural  person
         (individual),  who is the  shareholder,  possibly  of his  proxy,  and the  nominal  value  of  shares authorizing  the person for voting,  possibly the data that the share does not  authorize  for voting.
         If the Company  refuses to record a specific  person into the list of persons  present,  they  mention that fact into the list of persons  present  including  the reason of  refusal.  The  Chairman  of the
         General Meeting and the Minutes clerk elected in compliance  with the Articles of Association  confirm the correctness of the list of persons present by their signatures.

(5)      When being recorded into the list of persons present, the shareholders  (shareholders'  proxies) prove their identity as follows:

         a)       an  individual  (a natural  person)  with a valid  identity  card  containing  his/her  birth certificate  number, e.g. identity card,  passport.  Otherwise the natural person must submit an authenticated  document on assignment of the birth certificate  number, and in case it was not assigned,  an authenticated  copy of a document,  from which the date of his/her birth is obvious.  In addition the  shareholder's  proxy shall prove  his/her  identity with a written power of attorney,

         b)       the authorized member of legal entity's  statutory body acting on behalf of the legal entity, as the natural person,  with a valid identity card as the shareholder  mentioned under letter
                  a),  and  with a  document  -  original  or an  authenticated  copy of the  extract  from the
                  Commercial  Register or from other  official  files or from other  authentic  legal  entity's existence  documentation,  from which the way of acting on behalf of legal entity's statutory body towards other parties follows on behalf of the legal entity (or  representing  the legal entity towards other parties),  not older than six months from the day of holding the General
                  Meeting. In case the document does not contain the legal entity's  identification  number, it is  necessary  to  submit  an  extra  authenticated  copy  of  the  document  concerning  its assignment.  Shareholder's  proxy  authorized  by  legal  entity's  statutory  body  shall in addition prove his/her identity with a written power of attorney,

         c)       a  representative  of city,  town or village with  authenticated  abstract on decision of the council about delegation of the representative or his/her  substitutes to the General Meeting
                  [Section  84(2)(g) of the Act on Cities,  Towns and Villages,  No.  128/2000 Coll.] and valid personal identity card,

         d)       the foreign  natural person  (individual)  with a valid passport.  Shareholder's  proxy shall prove  his/her  identity with a valid  identity card and a written power of attorney,  and in case the  shareholder's  address is in a country,  which has no agreement on legal assistance with  the  Czech  Republic,  the  proxy  shall  submit  a power  of  attorney  which  will be superlegalized (authenticated by higher authority),

         e)       the proxy of a foreign legal entity with a valid passport,  possibly with an identity card as a  shareholder  mentioned  under letter a) if he/she is a proxy with the  citizenship  of the
                  Czech  Republic,  and has a written  power of  attorney,  and in case that the  shareholder's address is in a country,  which has no agreement on legal assistance with the Czech Republic, the proxy shall submit a power of attorney  which will be  superlegalized  (authenticated  by higher  authority).  The documents that shall prove identity of a foreign legal entity,  must be  superlegalized,  in case the Czech Republic has no agreement on legal assistance with the country where the shareholder has his/her address.

The  documents  under letters a) through e) have to be submitted by the  shareholder  or his proxy prior to the record in the list of persons  present,  to the persons  mentioned in Article 21 Paragraph 2 of the Articles of
Association.

(6)      The  signature of the  represented  shareholder  (principal)  on the written power of attorney must be authenticated. .

(7)      The power of attorney,  originals or the authenticated  copies of documents mentioned under letters a)
         through e),  except  personal  identity  cards  (identity  card,  (traveler's)  passport,  etc.),  are attached to the list of persons present.
(8)      The documents  submitted by a foreign person or the documents and other deeds in foreign language must be  translated  into the  Czech  language  and  provided  with  the  stamp  of the  translator  who is registered in the list of court translators.

(9)      The Board of Directors and Supervisory  Board members  participate in the General Meeting.  The notary participates  in the General  Meeting every time when the Commercial Code sets duty to make a notarial deed.  Other persons can  participate in the General Meeting or its part only with the approval of the
         Board of  Directors.  However,  the notary and other  persons  participating  in the  General  Meeting neither  vote,  nor can require  explanations  concerning  the Company  matters,  which are on General
         Meeting's  agenda,  nor submit proposals and  counter-proposals,  nor do they have other  shareholders rights.  Persons  authorized  by law  with  the  extent  of  authorization  mentioned  in law can also participate in the General Meeting. The General Meeting is not open to public.

 (10)    The expenses  connected with  shareholder's  participation  at the General  Meeting are covered by the shareholder unless otherwise set by the Commercial Code.

                                                  Article 19
                         Quorum of the General Meeting and Substitute General Meeting

(1)      The General Meeting  constitutes a quorum if the present  shareholders  have shares with nominal value exceeding 40 per cent of the Company registered capital.

(2)      If the General  Meeting does not  constitute a quorum by two hours from the  beginning of starting the
         General  Meeting,  set in the  announcement  on holding  the General  Meeting,  then the member of the
         Board of Directors,  who was  authorized  by the Board of Directors to chair the General  Meeting till the General Meeting chairman is elected,  shall dissolve the General  Meeting.  In this case the Board of Directors shall convene a substitute General Meeting.

(3)      The substitute  General  Meeting is called by the Board of Directors by a new  announcement in the way mentioned  in Section  184(4) of the  Commercial  Code and Article 14  Paragraph 5 of the  Articles of
         Association, with the specification, that the deadline mentioned is shortened to 15 days.

(4)      The  announcement  on holding a substitute  General  Meeting has to be published no later than 15 days from the day, on which the original General Meeting was convened.

(5)      The  substitute  General  Meeting  must be hold no later  than six weeks  from the day,  for which the original General Meeting was convened.

(6)      The substitute  General Meeting must have an unchanged agenda and constitutes quorum with no regard to
         Paragraph 1 of this Article of Association.

(7)      The matters which were not included into the proposed agenda of the original General  Meeting,  can be decided only with participation and approval of all Company shareholders.

(8)      A new abstract from the statutory  registry of securities  (securities  issuer  register)  (Article 14
         Paragraph  4 of the  Articles  of  Association)  is made by the  Company  for the  substitute  General
         Meeting.

                                                  Article 20
                                        General Meeting Decision Making

(1)      The General Meeting decides with majority of votes of present  shareholders unless the Commercial Code requires another majority.

(2)      The General Meeting decides about the matters  pursuant to Section 187 letter a), b), and c) and about winding  up of a  company  with  its  going  into  liquidation  and the  plan of  liquidation  balance distribution by at least two thirds of votes of present  shareholders.  If the General Meeting decides to  increase  or reduce the  registered  capital,  approval of at least two thirds of votes of present shareholders  for  each  type  of  shares,  issued  by the  Company  or  issued  in  form  of  interim certificates, is also required.

(3)      For the decision of the General  Meeting on the change of sort or form of shares,  on change of rights connected with a specific type of shares,  on restriction of a registered  share  transferability  and on  cancellation  of share  public  transferability  is also  required  the approval of at least three fourths of votes of present shareholders having these shares.

(4)      The General  Meeting decides with at least three quarters of votes of present  shareholders  about the elimination or  restriction of the  pre-emptive  right for obtaining  convertible  bonds or bonds with attached  pre-emptive  rights  for  subscription  of  new  shares  pursuant  to  Section  204a  of the
         Commercial Code, on the approval of the control  agreement  (Section 190b of the Commercial  Code), on the  approval of the profit  transfer  agreement  (Section  190a of the  Commercial  Code),  and their changes and on increase of registered capital with non-monetary  contributions.  If the Company issued more types of shares,  the  approval of General  Meeting is required  plus  approval of at least three quarters of votes of present shareholders for each share type.

(5)      A General  Meeting's  resolution on consolidation of shares also requires approval by all shareholders whose shares are to be consolidated.

(6)      A notarial deed must be  elaborated on the decisions  pursuant to Sections 2 through 5 of this Article of the Articles of  Associations.  The notarial  deed on the decision on the change of the Articles of
         Association must contain also an approved text of the change in the Articles of Association.

(7)      The General  Meeting  votes first about the proposal of the  resolution  submitted for decision by the
         Board of  Directors  and in case that the  proposal  is not  approved,  voting of other  shareholders'
         counter-proposals  is made in such order, in which they were  submitted.  If some of the proposals are adopted by a necessary majority of votes, there is no voting on other proposals.

(8)      The matters  which were not included  into the  proposed  General  Meeting  agenda can be decided only under participation and with approval of all Company shareholders.

                                                  Article 21
               Organization of the General Meeting, its chairing, rules of procedure and voting, minutes of the General Meeting

(1)      The organization of the General Meeting is secured by the Board of Directors.

(2)      Updating  of the list of persons  present,  verification  of the right to  participate  in the General
         Meeting  (Article 18 of the  Articles  of  Association)  and  authorization  to exercise  shareholders voting  rights  (Article  20  Paragraph  8 of the  Articles  of  Association)  is  secured  by persons authorized by the Board of Directors.

(3)      After completing the record of the  shareholders  into the list of persons present these persons shall submit the determined  number of present  shareholders  and number of their votes to the member of the
         Board of Directors who was authorized by the Board of Directors to chair the General Meeting.

(4)      In case the General  Meeting is not able to constitute a quorum  pursuant to Article 19 Paragraph 1 of the Articles of  Association,  it shall be governed by other  provisions of Article 19 of the Articles of Association.

(5)      The General  Meeting,  after  verifying the quorum,  is opened by the member of the Board of Directors who was authorized by the Board of Directors.  In the beginning,  he/she shall introduce the agenda of the  General  Meeting  and shall  introduce  the  present  members  of the Board of  Directors  and of
         Supervisory Board to General Meeting participants.

(6)      The acting and voting of the General  Meeting  shall be governed by rules of  procedure  and voting of the General  Meeting,  which shall be approved by the  General  Meeting.  The rules of  procedure  and voting  have  to be  in  compliance  with  generally  obligatory  legal  rules,  especially  with  the
         Commercial  Code,  and with the Articles of  Association.  In the matters not regulated by these rules of procedure  and voting the General  Meeting is governed by the Articles of  Association,  decisions, principles and instructions of the General Meeting and by general  obligatory legal rules,  especially by the  Commercial  Code.  In case that some  provision  of the rules of  procedure  and  voting is in
         contradiction  with  these  standards,  decisions,  principles  and  instructions,   these  standards,
         decisions, principles and instructions apply.

(7)      The General Meeting elects its chairman,  minutes clerk, two persons  verifying the record and persons authorized to count votes (General Meeting bodies).

(8)      Until the  persons  authorized  to vote  counting  are  elected,  the votes are counted by the persons authorized by the Board of Directors.

(9)      Only  individuals  present at General  Meeting,  who agree with this  candidature,  can be proposed to
         General Meeting bodies.

(10)     Until the chairman of General Meeting and other bodies are elected,  the General Meeting is chaired by the member of the Board of Directors who was authorized by the Board of Directors.

(11)     The General  Meeting is chaired by the chairman of the General  Meeting  according to General  Meeting agenda  published  in  compliance  with  Article 14  Paragraphs  5 and 6 Letter d) of the  Articles of
         Association.  Provision of Article 20  Paragraph 8 of the Articles of  Association  is  unaffected  by that.

(12)     Minutes shall be drawn up from the General Meeting.  .

(13)     Proposals and  statements,  submitted at the General  Meeting,  are attached to the Minutes,  plus the list of present persons in the General Meeting.

(14)     The Board of Directors  ensures the  preparation of the Minutes from the General Meeting no later than in 30 days from its  finishing.  The Minutes are signed by the Minutes  Clerk and the  Chairman of the
         General Meeting and two elected persons to verify the minutes (verifiers).

(15)     The duty to make a notarial  deed in cases set by the  Commercial  Code shall not be  affected  by the provisions of this Article on the Minutes of the General Meeting.

(16)     The Minutes on the General  Meeting and notarial deeds must not be discarded and must be filed for the whole time of Company existence.

                                                   Division II

                                              BOARD OF DIRECTORS

                                                  Article 22
                                       Status of the Board of Directors

(1)      The Board of Directors is the statutory  body of the Company,  which  manages the  Company's  activity and acts in its name.

(2)      The Board of Directors has 9 members.

(3)      The members thereof are elected and recalled by the General Meeting.

(4)      The Board of  Directors  is elected for a five-year  period.  The term of office  starts on the day of electing the Board members by the General Meeting. Any Board member can be reelected.

(5)      The Board of Directors  whose number of members  elected by the General Meeting was not lower than one half can appoint  substitute  members until the next General Meeting.  A Board of Directors member can resign  from his office.  He is,  however,  obliged to give notice of this to the Board of  Directors.
         His tenure shall end on the day when the Board of Directors discusses,  or should have discussed,  his resignation.  The Board of Directors is obliged to discuss the  resignation  at its next meeting after it has been informed of the  resignation.  If a Board of Directors member that resigns gives notice of his resignation  during a meeting of the Board of Directors,  his tenure shall end after two months of such notice,  unless,  based on his  requirement,  the Board of Directors agrees upon a different term of his tenure's termination.

(6)      The Board of Directors' members shall elect its Chairman and two Deputy Chairmen out of its members.

(7)      The membership in the Board of Directors is not substitutable. Mutual substitution is inadmissible.

                                                  Article 23
                                        Acting on behalf of the Company
                             and acting for the Board of Directors by its Members

The Board of Directors  acts on behalf of the Company.  Either the Chairman  separately,  or jointly any Deputy
Chairman  and one Board  member,  or  separately  a Board  member  within  the scope of  written  authorization delegated  by the Board may act in the name of the company  towards  other  parties.  The Board  members who as foreign  individuals  do not have a permit for  residence in the Czech  Republic are not entitled to act in the name of the company towards other parties.

                                                  Article 24
                        Signing on behalf of the Company by the Statutory Body Members

(1)      Signing on behalf of the Company is carried out in such a way that the Board  Chairman  separately  or any Deputy Chairman and a Board member jointly or one member  separately  authorized in writing by the
         Board of Directors  append their  signatures,  mentioning  their function in the Board of Directors to the Company's printed, imprinted or written Company's commercial name.

(2)      Specimen  signatures of all Board  members who are entitled to act in the name of the company  towards other parties,  in which the signatures are  authenticated,  are filed in the registry of documents at the Commercial  Register of the Registration  Court. The Company also submits the specimen  signatures to the Commercial Court in relation to an entry of changes in the Commercial Register.

                                                  Article 25
                                      Board of Directors' Range of Powers

(1)      The Board of Directors  decides on all matters  relating to the Company,  provided  they have not been entrusted by the Commercial  Code or the Articles of Association to the powers of the General  Meeting or the Supervisory Board.

(2)      The Board of Directors in particular:

        a)        insures business, as well as proper accounting management of the Company,

        b)        convenes  the  General  Meetings,  substitute  General  Meetings  as  well  as  extraordinary  General
                  Meetings,   and  secures  for  this  purpose   abstracts  from  the  statutory   registry  of
                  uncertificated  (book-entry)  securities  as of the  decisive  day  (the  Securities  Issuers
                  Registry),

        c)        submits to the General  Meeting for approval  and  decision on  proposals  that are to be approved and decided on by the General Meeting, in particular:

                -      proposals  for  changes to the  Articles  of  Association,  unless it  concerns a change  caused by an increase in the registered  capital by the Board of Directors pursuant to Section 210 of the Commercial Code,

                -      ordinary,  extraordinary  and  consolidated,  and/or  interim  financial  statements and proposals for distribution  of profit or  covering a loss and the  determination  of  director's  fees
                       (emoluments),

                -      proposals for financial remuneration of members of the Board of Directors and the Supervisory Board,

                -      proposals  for the  election  and  recall of  members of the Board of  Directors  and the  Supervisory
                       Board,  except for members of the Supervisory  Board elected  pursuant to Section 200 of the Commercial Code,

                -      proposals for changes to the  registered  capital and for an issue of bonds with attached  pre-emptive rights and convertible bonds,

                -      proposals for changes to the form, type and kind of shares,

        d)        submits to the General Meeting to approve the Company's  Annual  Financial  Statements of the previous accounting period, Annual Report on the Company's business activities and assets,

        e)        decides on an increase in the  registered  capital  pursuant to Article 6,  Paragraphs  6 through 8 of the Articles of Association, being authorized by the General Meeting,

        f)        elects and  recalls  the  Chairman  and Deputy  Chairmen  of the Board of  Directors  out of the Board
                  members,

        g)        appoints  and recalls  the General  Director of the  Company  and key  personnel  in  accordance  with
                  Section 27 of the Labor Code,  and concludes  agreements on conditions of the  performance of the office of the General Director,

        h)        to secure the possible contractual  performance of the office of Company Managing Director,  chooses a natural  person - an  entrepreneur  with a  corresponding  trade  license and  concludes  the contract on the terms of performing the office of Company Managing Director

        i)        selects an accounting auditor,

        j)        files  petitions  for excerpts of the  statutory  securities  registry  (excerpt  from the  Securities
                  Issuer Register),

        k)        without  undue  delay,  ensures  the  elaboration  of  the  unabridged  wording  of  the  Articles  of
                  Association,  if a change in the  Articles  of  Association  occurs  based on any legal fact, after any of the Board of Directors' members learns about such a change,

        l)        ensures  the  fulfillment  of  reporting,  information  and other  similar  duties of the  Company  in accordance with general legal regulations.

(3)      The Board of Directors carries out the General Meeting's resolutions and decisions.

(4)      The Board of Directors passes provisions concerning a protection of the Company's trade secrets.

(5)      The Board of  Directors  is  governed  by the  principles  and  instructions  adopted  by the  General
         Meeting,   provided  they  are  in  accordance  with  statutory   provisions  and  these  Articles  of
         Association.  Their  infringement  has no  influence on the effects of actions by members of the Board of Directors with regard to third parties.  Unless  otherwise set by the  Commercial  Code,  nobody is authorized to give orders to the Board of Directors concerning the Company business management.

(6)      The Board of Directors submits to the Supervisory Board in particular:

        a)        Ordinary,   Extraordinary  and  Consolidated  Financial  Statements,   and/or  the  Interim  Financial
                  Statements  and the  proposals  for the  distribution  of profit or  settlement of loss and the setting of director's fees, for review,

        b)        a report on the Company's business activities and assets, for an opinion,

(7)      The Board of  Directors  decides  on the use of money from the  Reserve  Fund  pursuant  to Article 37
         Paragraph 7 of the Articles of Association.

                                                  Article 26
                                      Convening of the Board of Directors

(1)      The Board of Directors meets according to need.

(2)      The  meetings  of the Board of  Directors  are  called by its  Chairman,  if being  absent,  the Board meetings are convened by any of the Deputy Chairmen or another authorized Board member.

(3)      At its  discretion,  the  Board of  Directors  may also  invite  members  of other  Company's  bodies, employees, shareholders or other persons.

                                                  Article 27
                                      Board of Directors' Decision Taking

(1)      The Board of Directors has a quorum when an absolute majority of its members is present.

(2)      Each member of the Board of Directors has one vote on voting at Board meetings.

(3)      Absolute  majority  of votes of all Board of  Directors'  members  is  required  to pass a  resolution concerning  any matter  discussed  at the meeting of the Board of  Directors.  If the votes are equal, the Chairman's vote decides.

(4)      On election  and recall of the Board  Chairman or the Deputy  Chairmen  and on deciding on  appointing and  recall  of the  Company's  General  Director,  if he is  simultaneously  a member of the Board of
         Directors, the person concerned shall not vote.

                                                  Article 28
                            Board of Directors' Decision Taking out of the Meeting

(1)      In case of an  emergency,  the voting in writing or by means of  communication  technology  out of the
         Board's  meeting is  possible,  if agreed by all Board  members.  The voting  persons  are  considered present.  To adopt the decision of the Board of Directors,  it is necessary that absolute  majority of all present members of the Board of Directors vote for the decision.

(2)      The decision  adopted in this way must be  incorporated in the minutes of the next Board of Directors'
         meeting.

                                                  Article 29
                        Bonuses and Director's fees of the Board of Directors' Members

(1)      The level of bonuses and  director's  fees of the Board of Directors'  members shall be decided by the
         General Meeting [Article 13 Letter g) of the Articles of Association].

(2)      A profit share of the Board members  (director's  fees) may be set forth by the General Meeting on the basis of the profit approved to be distributed [Article 13 Letter f) of the Articles of Association].

(3)      The Board of Directors decides on the distribution of bonuses and director's fees to its members.

                                                  Division III

                                               SUPERVISORY BOARD

                                                  Article 30
                                        Status of the Supervisory Board

(1)      The Supervisory Board is the supervising authority of the Company.

(2)      A member of the  Supervisory  Board may not also be a member  of the Board of  Directors,  an agent by proxy or a person  authorized  according to the record in the Commercial  Register to act on behalf of the Company.

(3)      The Supervisory Board has 6 members.

(4)      Two-thirds of the specified  number of members of the Supervisory  Board shall be elected and recalled by the General Meeting, and one third by the Company's employees.

(5)      Members of the  Supervisory  Board are elected  for a period of five  years;  their term of office may not,  however,  end before new members have been  elected.  The term of office starts on the date when the members are elected by the General Meeting or employees.  Members of the Supervisory  Board may be re-elected.

(6)      The  Supervisory  Board,  whose number of members elected by the General Meeting is not lower than one half, can appoint  substitute  members till the next General Meeting.  A Supervisory  Board member can resign from his office. He is, however,  obliged to give notice of this to the Supervisory  Board. His tenure  shall end on the day when the  Supervisory  Board  discusses,  or should have  discussed,  his resignation.  The Supervisory Board is obliged to discuss the resignation at its next meeting after it has been informed of the resignation.  If a Supervisory  Board member that resigns gives notice of his resignation  during a meeting of the Supervisory  Board, his tenure shall end after two months of such notice,  unless,  based on his requirement,  the Supervisory Board agrees upon a different term of his tenure's termination.

(7)      The Supervisory Board shall elect its Chairman and Deputy Chairman out of its members.

(8)      The  membership  in  the   Supervisory   Board  is   unsubstitutable.   Mutual   substitution  is  not
         admissible.

                                                  Article 31
                                        Powers of the Supervisory Board

(1)      The  Supervisory  Board oversees the exercise of the powers of the Board of Directors and the carrying out of the  Company's  business  activities.  For this  purpose,  the Board of Directors  provides the
         Supervisory  Board with  required  information.  The  Supervisory  Board is not entitled to assign its powers to other Company's bodies or employees.

(2)      In particular, the Supervisory Board

         a)     reviews the ordinary,  extraordinary and consolidated,  and/or interim financial statements and proposal for the  distribution  of profit or settlement of loss, and submits its opinion to the
                General Meeting,

         b)     expresses  its  opinion  on the  report of the Board of  Directors  on the  Company's  business activities and assets,

         c)     reviews  observance of the Articles of  Association,  decisions,  resolutions,  principles  and instructions of the General Meeting and generally binding legal regulations,  in particular the
                Commercial Code,

         d)     convenes a General  Meeting where this is required in the  interests of the Company,  and proposes the required measures at the General Meeting thereby convened,

         e)     elects  the  Chairman  and  Deputy  Chairman  of  the  Supervisory  Board  among  the  members  of the
                Supervisory Board.

(3)      Members of the  Supervisory  Board are entitled to examine all documents  and records  relating to the
         Company's  activities,  and examine whether accounting statements are properly kept in accordance with the facts and whether the  Company's  business  activities  are  conducted  in  accordance  with legal regulations, these Articles of Association and instructions of the General Meeting.

(4)      The  Supervisory  Board  shall  appoint  one of its members to  represent  the Company in  proceedings before courts and other authorities against a member of the Board of Directors.

(5)      The  Supervisory  Board is governed by principles  and  instructions  approved by the General  Meeting provided they comply with legal  regulations and these Articles of  Association.  Their violation does not have an impact on effect of  negotiations  of the members of the  Supervisory  Board towards third parties.

                                                  Article 32
                                 Convening of the Supervisory Board's Meetings

(1)      The Supervisory Board meets according to need.

(2)      The  meetings  of the  Supervisory  Board  are  called by its  Chairman,  if being  absent,  the Board meetings are convened by the Deputy Chairman or another authorized Board member.

(3)      At its  discretion,  the  Supervisory  Board  may  also  invite  members  of other  Company's  bodies, employees, shareholders or other persons.

                                                  Article 33
                                      Supervisory Board's Decision Taking

(1)      The Supervisory Board has a quorum when an absolute majority of its members is present.

(2)      Each member of the Supervisory Board has one vote on voting at Board meetings.

(3)      Absolute  majority of votes of all members of the Supervisory  Board is required to pass a resolution.
         If the votes are equal,  the  Chairman's  vote  decides.  The  opinions of the minority of members are also included in the minutes,  provided they so request and always a different  opinion of Supervisory
         Board's members elected by employees is recorded.

(4)      On election and recall of the Board Chairman or Deputy Chairman these persons shall not vote.

                                                  Article 34
                            Supervisory Board's Decision Taking out of the Meeting

(1)      In  necessary  cases  that can not be put off,  the  voting in  writing  or by means of  communication technology out of the Board's meeting is possible,  if agreed by all Board members. The voting persons are considered  present. To adopt the decision of the Supervisory Board, it is necessary that absolute majority of Supervisory Board's members votes for the decision.

(2)      Such an adopted decision must be incorporated in the minutes of the next Supervisory Board meeting.

                                                  Article 35
                        Bonuses and Director's fees of the Supervisory Board's Members

(1)      The level of bonuses and director's  fees of the  Supervisory  Board's members shall be decided by the
         General Meeting [Article 13 Letter g) of the Articles of Association].

(2)      A profit share of the  Supervisory  Board  members  (director's  fees) may be set forth by the General
         Meeting on the basis of the profit  approved to be  distributed  [Article 13 Letter f) of the Articles of Association].

(3)      The Board of Directors decides on the distribution of bonuses and director's fees.

                                                  CHAPTER SIX

                                                COMPANY ECONOMY

                                                  Article 36
                          Profit Distribution and Settlement of a Loss of the Company

(1)      The General  Meeting decides on the  distribution  of the Company's  profit on the basis of a proposal by the Board of Directors, following a review of such proposal by the Supervisory Board.

(2)      Following tax liabilities  fulfillment pursuant to statutory  provisions,  after the allocation to the reserve fund and other funds, as the case may be, and after  distribution for other purposes  approved by the General  Meeting,  profit achieved by the Company in the accounting  period is distributed,  on the  basis  of a  decision  by the  General  Meeting,  on  the  payment  of  dividends  to  individual shareholders  and, in  accordance  with  provisions of Article 29 para. 2 and Article 35 para 2 of the
         Articles of  Association  on the payment of  director's  fees for  members of the  Company's  Board of
         Directors  and  Supervisory  Board.  This does not exclude the  possibility  of the General  Meeting's deciding  that a part of profit not specially  committed is used to increase the Company's  registered capital, or that a part of profit is not distributed.

(3)      The proposal for the profit  distribution  or settlement of loss is governed by Section  178(6) of the
         Commercial Code.

(4)      Possible  losses  arisen  in the  Company's  economy  shall  be  compensated  in  particular  from the
         Company's Reserve Fund.

(5)      The  Company is not  entitled to  distribute  profit  among  shareholders  in cases  listed in Section
         178(2) of the Commercial Code.

                                                  Article 37
                                                 Reserve Fund

(1)      The  Company  shall  create a reserve  fund in the period and amount  determined  by the  Articles  of
         Association and the Commercial Code.

(2)      On the Company's  formation,  the Founder made an  investment  contribution  to the Company's  Reserve
         Fund in the amount of CZK  95,619,000 (in words:  ninety-five  million six hundred  nineteen  thousand
         Czechoslovak crowns).

(3)      When  increasing the registered  capital,  the Ordinary  General Meeting held on October 15, 1992, set the  level  of the  Reserve  Fund to 10 per  cent of the  total  registered  capital  modified  by its increase,  i.e. to the amount of CZK 100,631,000 (in words: one hundred million six hundred thirty-one thousand Czechoslovak crowns).

(4)      The  Company  shall  create  the  Reserve  Fund  from a net  profit  shown in the  Ordinary  Financial
         Statements for the year in which it first makes a net profit.  It shall transfer to such fund at least
         20 per cent of the net profit,  but no more than 10 per cent of the amount of its Registered  Capital.
         This fund shall be augmented  annually by no less than 5 per cent of the net profit,  until the amount of 20 per cent of the  Registered  Capital is  reached.  This shall not apply if the  Reserve  Fund is created from amounts paid in excess of the issue price of shares.

(5)      The Reserve Fund created in this manner may only be used by the Company to settle a loss.

(6)      A  proportionate  part of the  Company's net profit ("a profit  share") may only be  determined  after appropriate  financial  means have been  allocated to top up the Reserve Fund in  accordance  with the
         Commercial Code and these Articles of Association.

(7)      Unless the  Articles of  Association  or the  Commercial  Code provide  otherwise,  it is the Board of
         Directors  that shall decide on use of the Reserve Fund  (Article 25 paragraph 7 of these  Articles of
         Association).  Each use of the  Reserve  Fund has to be  announced  to the  Supervisory  Board  and is subject to an additional approval of the General Meeting.

                                                  Article 38
                                                  Social Fund

(1)      The Company creates a Social Fund.

(2)      The amount of  allocation  into the Social Fund shall be approved by the General  Meeting on the basis of a motion by the Board of Directors.

(3)      The rules of utilization of the Social Fund shall be determined by the Board of Directors.

                                                  Article 39
                                                  Other Funds

Apart from the Reserve and Social  Funds,  the Company may create,  in compliance  with the  generally  binding legal  regulations,  also other  funds  pursuant  to the  Generally  Meeting's  decision.  In such a case,  the
Generally  Meeting's  decision  shall include their kinds,  amount,  the manner and conditions of their topping
up.  The rules of their  utilization  shall be  determined  by the Board of  Directors,  unless  the  statutory provisions of another Act stipulate otherwise.

                                               CHAPTER S E V E N

                                             CONCLUDING PROVISIONS

                                                  Article 40
                                   Publishing, Announcements and Information

(1)      The duty to publish data  stipulated by the  Commercial  Code shall be  considered  as performed  upon publishing the data in the Commercial Bulletin.

(2)      Documents  addressed to the members of the Company's  bodies are  delivered to the addresses  notified by them to the Company.

(3)      The Company shall send documents  intended for  shareholders to their addresses  recorded in statutory registry  of  uncertificated  (book-entry)  securities  kept in  conformity  with  another  Act by the
         Securities Center (the Securities Issuer Register).

(4)      Documents  addressed  to the other  persons or state  agencies  and other bodies shall be delivered to their addresses notified or well-known to the Company.

                                                  Article 41
                        Procedure for Amending and Changing the Articles of Association

(1)      Proposals  for an  amendment  or  another  change of the  Articles  of  Association  ("changes  to the
         Articles  of  Association")  may be made by the  Board  of  Directors,  the  Supervisory  Board  and a
         shareholder  provided  the  agenda  of  the  General  Meeting  contains  changes  to the  Articles  of
         Association.

(2)      Proposals for changes to the Articles of Association are usually processed by the Board of Directors.

(3)      The  General  Meeting  decides on  modification  to the  Articles  of  Association,  except  when such modification  (change)  is the  result  of an  increase  in the  Registered  Capital  by the  Board of
         Directors under Section 210 of the Commercial  Code or when such  modification is made on the basis of other legal facts.

(4)      At least  two-third  majority  of votes of the  shareholders  present  is  needed  to pass a  decision concerning  changes  to the  Articles  of  Association.  A  notarial  deed  must  be  drawn  up on the resolution concerning changes to the Articles of Association.

(5)      If the General Meeting  decides about a change to the Articles of Association,  the Board of Directors
         shall,  without  undue  delay,  ensure the  compilation  of the  unabridged  wording of the  Company's
         Articles of  Association.  The  unabridged  wording of the  Company's  Articles of  Association  shall become  a part  of the  registry  of  documents  kept  by the  registration  court.  The  Articles  of
         Association contents must be a part of the unabridged wording of the Articles of Association.

                                                  Article 42
                             Effect of the Changes of the Articles of Association

(1)      Should the General  Meeting  decide on an increase or reduction of the registered  capital,  splitting of shares or  consolidation  of shares into one share,  change of share form or kind, or limitation of transferability  of registered shares or a change thereof,  the changes to the Articles of Association come into force on the day of their record in the Commercial Register.

(2)      Other  changes into the  Articles of  Association  decided by the General  Meeting come into effect at the moment when the General  Meeting made a decision  about them,  provided that neither a decision by the General  Meeting on a change to the Articles of  Association  nor the law requires  that they come into effect at a later time.

(3)      If the change in the  Articles of  Association  happens  based on any legal  fact,  the  provision  of
         Article 25 para. 2 letter k) of the Articles of  Association  shall apply.  The change in the Articles of Association is effective by this other legal fact.

                                                     * * *

                                          The Articles of Association
                                            of United Energy, a.s.,
                      with its seat in Most - Komorany, Teplarenska 2, postal code 434 03, as of April 28, 1992,
                                           were changed and amended
 by decisions of the General Meeting and the Board of Directors based on other legal facts (Section 173(4) of the Commercial Code),
                       by the execution of the valid unabridged Articles of Association, as follows:

1.       The  Ordinary  General  Meeting held on October 15, 1992 reached a decision on changes to the Articles of Association in Articles 4, 5, 6, 14 and 36.
         (Notarial  deed NZ  581/92,  N 626/92 as of October  15,  1992,  Attestation  of the  General  Meeting
         deliberations),

2.       The Ordinary General Meeting,  held on January 21, 1993,  reached a decision on changes and amendments to the Articles of  Association in Articles 9, 10, 11, 13, 14, 15, 16, 18, 20, 21, 22, 23, 24, 26, 28,
         29, 30, 33, 34, 37, 45, 47 and 49.
         (Notarial  deed NZ  11/93,  N 11/93  as of  January  21,  1992,  Attestation  of the  General  Meeting
         deliberations),

3.       The Ordinary General Meeting,  held on July 28, 1993,  reached a decision on changes and amendments to the  Articles of  Association  in Articles 5, 6, 7, 9, 10, 11, 13, 14, 15, 16, 20, 21, 23, 27, 28, 33,
         36, 37, 44 and 45.
         (Notarial  deed  NZ  138/93,  N  140/93  as of July  28,  1993,  Attestation  of the  General  Meeting
         deliberations),

4.       The Ordinary  General  Meeting held on May 27, 1994,  reached a decision on changes and  amendments to the Articles of Association in Articles 4, 13, 14, 36 and 39.
         (Notarial  deed  NZ  109/94,  N  109/94  as of  May  27,  1994,  Attestation  of the  General  Meeting
         deliberations),

5.       The  Extraordinary  General  Meeting  held on  December  20,  1995,  reached a decision on changes and amendments to the Articles of Association in Articles 15 and 23.
         (Notarial  deed NZ  10/96,  N 10/96  as of  January  15,  1996,  Attestation  of the  General  Meeting
         deliberations),

6.       The Ordinary  General  Meeting held on May 31, 1996,  reached a decision on changes and  amendments to the Articles of Association in Articles 4, 9, 10, 13, 15, 18, 24 and 26.
         (Notarial  deed  NZ  183/96,  N  184/96  as of June  11,  1996,  Attestation  of the  General  Meeting
         deliberations),

7.       The Ordinary  General  Meeting held on May 28, 1997,  reached a decision on changes and  amendments to the  Articles  of  Association  in  Articles 1 through 4,  Articles  5 through 47 are  substituted  by
         Articles 5 through 64.
         (Notarial  deed  NZ  201/97,  N  201/97  as of  May  28,  1997,  Attestation  of the  General  Meeting
         deliberations).

8.       The  Extraordinary  General  Meeting  held on  February  20,  1998,  reached a decision on changes and amendments  to the Articles of  Association  in Article 37 paragraphs 1 and 3 letter d) and in Article
         46 paragraphs 1 and 3 letter d).
         (Notarial  deed NZ  49/98,  N 51/98 as of  February  20,  1998,  Attestation  of the  General  Meeting
         deliberations).

9.       The Ordinary  General Meeting held on June 24, 1998,  reached a decision on changes to the Articles of
         Association in Article 28 para. 3.
         (Notarial  deed  NZ  254/98,  N  259/98  as of June  24,  1998,  Attestation  of the  General  Meeting
         deliberations).

10.      The  Extraordinary  General  Meeting  held on  September  28,  1998  reached a decision on changes and amendments  of the Articles of  Association  in Articles 1, 2, 4, 5, 6, 13, 16, 20, 28 through 35, 39,
         44, 58 and 59.
         (Notarial  deed NZ 357/98,  N 361/98 as of September  28,  1998,  Attestation  of the General  Meeting
         deliberations).

11.      The Ordinary General Meeting,  hold on June 29, 2000,  reached a decision on changes and amendments of the Articles of  Association  in Article 2 para 1 and 3,  Article 4 para 1 and 2 letter b),  Article 6 para 9,  Article 26 para 3 and 4,  Article 28 para 3,  Article 31 para 2 letter l),  Article 35 para 4 and in Article 39 para 4.  (The notarial deed N 72/2000,  NZ 68/2000 dated June 29, 2000,  Attestation of the Ordinary General Meeting deliberations).

12.      Change of the Articles of  Association  based on other legal facts  (Section  173(4) of the Commercial
         Code) - changes  executed in all Articles of Association  except for Articles 1, 3, 7, 12, 15, 18, 23,
         29, 32, 33, 35, 36, 38, 41, 43, 44, 45, 47, 48, 49, 51, 52, 54, 55, 58, 59, 60, 63 and 64,
         with the  elaboration  of a valid  unabridged  wording of the Articles of  Association by the Board of
         Directors on April 26, 2001,

13.      The Ordinary General Meeting held June 28, 2001 decided about the change to the Articles of
         Association as follows: Article 1 is repealed, the existing Article 2 is denoted as Article 1 and existing Articles 3 through 64 are replaced by Articles 2 through 40.
         (Notarial Deed on decision of the General Meeting NZ 222/2001, N 238/2001 of June 28, 2001),

14.      The Ordinary General Meeting held June 27, 2002 decided about change or amendment to the Articles of
         Association in Articles 2, 9 paragraph 1 letter b), 13 paragraph 1 letter c), 18 paragraph 7, 22 paragraph 2 and 5, 30 paragraph 6, 37 paragraph 6, Articles 38 and 39 are added and the existing
         Articles 38, 39 and 40 are denoted as Articles 40, 41 and 42.
         (Notarial Deed on decision of the General Meeting NZ........./2002, N........./2002 of June 27, 2002)

                                        Most - Komorany, June 27, 2002

                                      On behalf of the Board of Directors

                                           ------------------------

                                                 Name, surname
                                      Chairman of the Board of Directors
                                              United Energy, a.s.
                      with its seat at Most - Komorany, Teplarenska 2, postal code 434 03

                                            ARTICLES OF ASSOCIATION

                                                      of
                                              United Energy, a.s.
               with its registered office in Most - Komorany, Teplarenska 2, postal code 434 03 as of April 28, 1992

                        (the full wording as follows from later changes and amendments, as of June 28, 2001)

                --------------------------------------------------------------------------------------

                                    OVERVIEW OF THE Articles of Association

                                                  (CONTENTS)

The Company registered capital and the extent to which it has been paid up and the method of paying up the issue price of shares including the consequences of breaching the duty to pay up the

Convocation of an Extraordinary General Meeting in case of the Request of

Organization of the General Meeting, its chairing, rules of procedure and voting,